                                                                   EXHIBIT 10.36


                            STOCK PURCHASE AGREEMENT

                                  by and among

                          MERKERT AMERICAN CORPORATION
                                    as Buyer

                                   SELL, INC.
                                 as the Company

                                      and

                        THE STOCKHOLDERS OF THE COMPANY



                                January 20, 1999

                            STOCK PURCHASE AGREEMENT

                                     INDEX
                                     -----

                                                                         Page
                                                                         ----
SECTION 1.  SALE OF SHARES AND PURCHASE PRICE............................  1
    1.1  Transfer of Company Shares......................................  1
    1.2  Purchase Price and Payment......................................  1
    1.3  Time and Place of Closing.......................................  2
    1.4  Stockholders' Representative....................................  2
    1.5  Further Assurances..............................................  3
    1.6  Transfer Taxes..................................................  3

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
            STOCKHOLDERS.................................................  3
    2.1  Making of Representations and Warranties........................  3
    2.2  Organization and Qualifications of the Company..................  4
    2.3  Capital Stock of the Company; Beneficial Ownership..............  4
    2.4  Subsidiaries; Acquisitions......................................  4
    2.5  Authority of the Company and the Stockholders...................  5
    2.6  No Conflicts....................................................  5
    2.7  Real and Personal Property......................................  6
         (a) Real Property...............................................  6
             (i)    Status of Leases.....................................  6
             (ii)   Consents.............................................  6
             (iii)  Condition of Real Property...........................  7
             (iv)   Compliance with the Law..............................  7
         (b) Personal Property...........................................  7
    2.8  Financial Statements............................................  8
    2.9  Taxes...........................................................  9
    2.10  Collectibility of Accounts Receivable.......................... 10
    2.11  Inventories.................................................... 10
    2.12  Absence of Certain Changes..................................... 10
    2.13  Ordinary Course................................................ 12
    2.14  Approvals; Consents............................................ 12
    2.15  Banking Relations.............................................. 12
    2.16  Intellectual Property.......................................... 13
    2.17  Contracts...................................................... 13
    2.18  Litigation..................................................... 15
    2.19  Compliance with Laws........................................... 15
    2.20  Insurance...................................................... 15
    2.21  Powers of Attorney............................................. 16

    2.22  Finder's Fee................................................... 16
    2.23  Permits; Burdensome Agreements................................. 16
    2.24  Corporate Records; Copies of Documents......................... 16
    2.25  Transactions with Interested Persons........................... 16
    2.26  Employee Benefit Programs...................................... 17
    2.27  Environmental Matters.......................................... 20
    2.28  List of Directors and Officers................................. 21
    2.29  Employees; Labor Matters....................................... 21
    2.30  Principals..................................................... 22
    2.31  Absence of Improper Payments................................... 23
    2.32  Transfer of Shares............................................. 23
    2.33  Stock Repurchases.............................................. 23
    2.34  Disclosure..................................................... 23

SECTION 3.  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS................ 23
    3.1  Making of Covenants and Agreements.............................. 23
    3.2  Cooperation..................................................... 24
    3.3  Consents........................................................ 24
    3.4  Notice of Default............................................... 24
    3.5  [Intentionally omitted]......................................... 24
    3.6  [Intentionally omitted.......................................... 24
    3.7  [Intentionally omitted.......................................... 24
    3.8  Confidentiality................................................. 24
    3.9  Tax Returns..................................................... 24
    3.10  Options and Other Rights....................................... 25
    3.11  Consummation of Agreement...................................... 25
    3.12  Leases......................................................... 25
         (a) Cincinnati Lease............................................ 25
         (b) Kentucky Lease.............................................. 24
         (c) Personal Property........................................... 26

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER...................... 26
    4.1  Making of Representations and Warranties........................ 26
    4.2  Organization of Buyer........................................... 26
    4.3  Authority of Buyer.............................................. 26
    4.4  Litigation...................................................... 26
    4.5  Finder's Fee.................................................... 26
    4.6  No Conflicts.................................................... 26

SECTION 5.  COVENANTS OF BUYER........................................... 27
    5.1  Making of Covenants and Agreements.............................. 27
    5.2  Consents........................................................ 27
    5.3  Executive Supplemental Health Plan.............................. 27

SECTION 6.  CONDITIONS................................................... 27
    6.1  Conditions to the Obligations of Buyer.......................... 27
         (a) Representations; Warranties; Covenants...................... 27
         (b) Authorization............................................... 27
         (c) Intentionally omitted....................................... 28
         (d) No Material Adverse Change.................................. 28
         (e) Approval of Buyer's Counsel................................. 28
         (f) Opinion of Counsel.......................................... 28
         (g) No Litigation............................................... 28
         (h) Consents.................................................... 28
         (i) [Intentionally omitted.].................................... 29
         (j) Employment Agreements....................................... 29
         (k) Business Relations.......................................... 29
         (l) Employee Programs........................................... 29
         (m) Resignations................................................ 29
         (n) Releases.................................................... 29
         (o) Due Diligence and Disclosure Schedules...................... 29
         (p) Good Standing............................................... 29
    6.2  Conditions to Obligations of the Company and the Stockholders... 29
         (a) Representations; Warranties; Covenants...................... 29
         (b) Approval of the Company's Counsel........................... 30
         (c) No Litigation............................................... 30
         (d) Authorization............................................... 30
         (e) Good Standing............................................... 30

SECTION 7................................................................ 30

SECTION 8.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING................. 30
    8.1  Survival of Warranties.......................................... 30

SECTION 9.  INDEMNIFICATION.............................................. 31
    9.1  Indemnification by the Stockholders............................. 31
    9.2  Limitations on Indemnification by the Stockholders.............. 32
         (a) Threshold................................................... 32
         (b) Maximum Indemnification..................................... 32
         (c) No Limitation on Certain Claims............................. 32
         (d) Time Limitation............................................. 32
    9.3  Indemnification by Buyer........................................ 33
    9.4  Limitation on Indemnification by Buyer.......................... 33
    9.5  Special Loss Sharing............................................ 33
    9.6  Notice; Defense of Claims....................................... 33
    9.7  Satisfaction of Stockholder Indemnification Obligations......... 34

SECTION 11.  MISCELLANEOUS............................................... 38
    11.1  Fees and Expenses.............................................. 38
    11.2  Governing Law.................................................. 38

    11.3  Notices........................................................ 38
    11.4  Entire Agreement............................................... 39
    11.5  Assignability; Binding Effect.................................. 39
    11.6  Captions and Gender............................................ 40
    11.7  Execution in Counterparts...................................... 40
    11.8  Amendments..................................................... 40
    11.9  Publicity and Disclosures...................................... 40
    11.10  Dispute Resolution; Consent to Jurisdiction................... 40
    11.11  Consent to Jurisdiction....................................... 41
    11.12  Specific Performance.......................................... 41
    11.13  No Third-Party Beneficiaries.................................. 41
    11.14  Severability.................................................. 41

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A:     List of Stockholders, Stockholdings and Consideration to be Paid
Exhibit B:     Form of Subordinated Promissory Note
Exhibit C:     Form of Opinion of Counsel for the Company and the Stockholders
Exhibit D:     Form of Employment and Noncompetition Agreement
Exhibit E:     Form of General Releases

Schedule 2.3 Capital Stock of the Company; Beneficial Ownership 2.4(a) Subsidiaries
         2.4(b)  Acquisition Rights
         2.7(a)  Real Property
         2.7(b)  Personal Property
         2.8     Financial Statements
         2.9     Taxes
         2.10    Collectibility of Accounts Receivable
         2.12    Absence of Certain Changes
         2.14    Approval; Consents
         2.15    Banking Relations
         2.16    Intellectual Property and Intellectual Property Rights
         2.17    Contracts, etc.
         2.18    Litigation
         2.19    Compliance with Laws
         2.20    Insurance
         2.21    Powers of Attorney
         2.23    Permits, Burdensome Agreements
         2.25    Transactions with Interested Persons
         2.26    Employee Benefit Programs
         2.27    Environmental Matters
         2.28    List of Officers and Directors
         2.30    Principals
         2.31    Market Development/Promotional Accounts
         2.33    Stock Repurchases
         3.12    Leases
         4.6     Conflicts
         6.1(n)  Releasing Parties

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of
January 20, 1999 by and among Merkert American Corporation, a Delaware corporation ("Buyer"), Sell, Inc., an Ohio corporation (the "Company"), and the holders of the Company's capital stock listed on Exhibit A such stockholders
                                                 ---------
being herein collectively referred to as the "Stockholders" and individually as a "Stockholder").


                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Stockholders own, or will own as of the Closing (as defined below), of record and beneficially all of the issued and outstanding shares (the "Company Shares") of the common stock, no par value (the "Common Stock"), of the Company; and

     WHEREAS, the Stockholders desire to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares.

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.  SALE OF SHARES AND PURCHASE PRICE.
---------------------------------------------

      1.1 Transfer of Company Shares.  Upon the terms and subject to the
          --------------------------
conditions set forth in this Agreement, Buyer hereby purchases, and each Stockholder hereby sells, assigns, conveys, transfers and delivers to Buyer all of such Stockholder's right, title and interest in any and all of the Company Shares owned beneficially or of record by such Stockholder free and clear of any and all liens, encumbrances, charges, claims or adverse interests of any kind at an aggregate purchase price for all of the Company Shares of SIX MILLION ONE HUNDRED THIRTY THOUSAND TWO HUNDRED FORTY-ONE AND 62/100 DOLLARS ($6,130,241.62) (the "Purchase Price"). At the Closing, each Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Company Shares owned by such Stockholder, as set forth in Exhibit A attached hereto. Such stock
                                           ---------
certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by such Stockholder in accordance with this Agreement. Each Stockholder by execution of this Agreement hereby appoints Buyer as his attorney-in-fact to effectuate transfer of the Company Shares at the Closing.

      1.2 Purchase Price and Payment.  In consideration of the sale by
          --------------------------
Stockholders to Buyer of the Company Shares and in reliance upon the representations and warranties of the Company and the Stockholders herein contained and made at the Closing and subject to the satisfaction of all of the conditions contained herein, Buyer agrees that, subject to certain adjustments set forth in this Agreement at the Closing it will pay to the Stockholders an aggregate amount of SIX MILLION ONE HUNDRED THIRTY THOUSAND TWO HUNDRED FORTY-ONE AND 62/100

DOLLARS ($6,130,241.62) (the "Total Consideration") which shall be paid (i) TWO MILLION THREE HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($2,362,500) at the Closing (the "Initial Payment") and (ii) by the delivery of the Buyer's subordinated promissory notes in an aggregate principal amount of THREE MILLION SEVEN HUNDRED SIXTY-SEVEN THOUSAND SEVEN HUNDRED FORTY-ONE AND 62/100 DOLLARS ($3,767,741.62) plus interest thereon as provided therein, which notes shall be substantially in the form of Exhibit B, attached hereto (the "Subordinated
                             ---------
Promissory Notes"). Upon payment of the Initial Payment and all principal and interest payable under the Subordinated Promissory Notes, the aggregate consideration payable to the Stockholders shall be SIX MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($6,750,000). At the time of the Closing, the Company shall not have any indebtedness for borrowed money.

      1.3 Time and Place of Closing.  The closing of the purchase and sale
          -------------------------
provided for in this Agreement (herein called the "Closing") shall be held on January 20, 1999 at the offices of Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202 or at such other place or an earlier or later date or time as may be mutually agreed upon by the parties.

      1.4 Stockholders' Representative.
          ----------------------------

          (a) In order to administer efficiently (i) the implementation of the Agreement by the Stockholders, (ii) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to the Agreement, the Stockholders hereby designate Richard F. Von Hoene as their representative (the "Stockholders' Representative").

          (b) The Stockholders hereby authorize the Stockholders' Representative
(i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Stockholders, the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement, including without limitation, the execution and delivery of documents to transfer the Company Shares to Buyer.

          (c) In the event that the Stockholders' Representative dies, becomes legally incapacitated or resigns from such position, R. Wayne Nally shall fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement; however, no change in the Stockholders' Representative shall be effective until Buyer is given notice of it by the Stockholders.

          (d) All decisions and actions by the Stockholders' Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By their execution of this Agreement, the Stockholders agree that:

               (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders or the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

               (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

               (iii) remedies available at law for any breach of the provisions of this Section 1.4 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.4; and

               (iv) the provisions of this Section 1.4 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder.

          (f) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders.

      1.5 Further Assurances.  The Stockholders from time to time after the
          ------------------
Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.

      1.6 Transfer Taxes.  All transfer taxes, transfer or similar fees and
          --------------
duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse the Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

 SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS.
 --------------------------------------------------------------------------

      2.1 Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Stockholders jointly and severally hereby make to Buyer the representations and warranties contained in this Section 2. For the purposes of this Agreement, to the extent that any disclosure made by the Company or any Stockholder would be required to be made on more than one Schedule delivered hereunder, the Company and each Stockholder may make such disclosure by a cross-reference to information set forth on any other Schedule delivered hereunder. Capitalized terms used and not otherwise defined in the Schedules shall have the meanings ascribed thereto in this Agreement.

      2.2 Organization and Qualifications of the Company.  The Company is a
          ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Incorporation, as amended to date, certified by the Secretary of the Company, and of the Company's Code of Regulations, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Incorporation or Code of Regulations. The Company is qualified to do business as a foreign corporation in all jurisdictions in which the nature of the business conducted by the Company or the characters of the assets owned or leased by it make such qualification necessary or prudent except for those jurisdictions wherein a failure to be so qualified would not have a material adverse effect on the Company.

      2.3 Capital Stock of the Company; Beneficial Ownership.
          --------------------------------------------------

          (a) The authorized capital stock of the Company consists of (i) 250 shares of Common Stock, of which 30 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 220 shares are authorized but unissued. Except as disclosed on Schedule 2.3 attached hereto,
                                                 ------------
no person or entity other than the Stockholders holds any shares of the capital stock of the Company. Except as set forth in Schedule 2.3, There are no
                                              ------------
outstanding subscriptions, calls, options, warrants, rights, commitments, preemptive rights, arrangements or agreements of any kind for or relating to the issuance sale transfer, registration or voting of, or outstanding securities convertible into, exchangeable for or carrying the right to purchase, subscribe for or otherwise acquire, any shares of capital stock of any class or any other equity security of the Company. None of the Company's capital stock has been issued in violation of any applicable federal or state securities law. Except as set forth in the Schedule 2.3 attached hereto, there are no voting trusts,
                    ------------
voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company or any of the Stockholders is a party.

          (b) Each of the Stockholders owns beneficially and of record the Company Shares set forth opposite such Stockholder's name on Exhibit A hereto
                                                             ---------
free and clear of any lien, security interest, charge, pledge, restriction, encumbrance or adverse interest of any kind or nature (collectively, "Liens").

      2.4 Subsidiaries; Acquisitions.  (a)  The Company's subsidiaries and
          --------------------------
investments in any other corporation or business organization are listed in

Schedule 2.4(a) (collectively, the "Subsidiaries" or individually, a
---------------
"Subsidiary").  Except as set forth in Schedule 2.4(a), each Subsidiary of the
                                       ---------------
Company is a duly organized, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Except as disclosed in Schedule 2.4(a), all of the outstanding shares of capital stock of
             ---------------
each Subsidiary are owned beneficially and of record by the Company free of any Lien and said shares have been duly and validly issued and are outstanding, fully paid and non-assessable. The copies of the Articles of Incorporation as amended to date, of each Subsidiary certified by the Secretary of State of the jurisdiction in which each Subsidiary is organized and of each Subsidiary's Code of Regulations, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. None of the Subsidiaries is in violation of any term of its Articles of Incorporation (or comparable document) or Code of Regulations. Each Subsidiary is duly qualified to do business as a foreign corporation where the nature of the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). Except as disclosed in Schedule 2.4(a), there are no
                                          ---------------
outstanding, subscriptions, calls, warrants, options, rights, commitments, preemptive rights or arrangements or agreements to purchase or acquire any of the shares of capital stock of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities.

          (b) Except as set forth in Schedule 2.4(b) attached hereto, the
                                     ---------------
Company does not have any rights, warrants or options (the "Acquisition Rights") to purchase or acquire the capital stock or all or substantially all of the assets of any other corporation or business organization (an "Acquisition").

Schedule 2.4(b) attached hereto sets forth the name of each of the entities
---------------
subject to any Acquisition Rights, the type of transaction contemplated by the parties in each Acquisition, the termination rights, if any, associated with such Acquisition Rights, and whether or not the consummation of the transactions contemplated by this Agreement requires the consent of any other party to such transaction. Each of the Acquisition Rights is fully enforceable, and will remain so, after the Closing.

      2.5 Authority of the Company and the Stockholders.  The Company has full
          ---------------------------------------------
right, authority and corporate power, and each Stockholder has full right, power, authority and capacity, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company or any Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company and each Stockholder of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and/or such Stockholder and no other action on the part of the Company or any Stockholder is required in connection therewith.

      2.6 No Conflicts.  This Agreement and each agreement, document and
          ------------
instrument executed and delivered by the Company and/or any Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company and/or such Stockholder enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each other agreement, document or instrument to be executed, delivered or performed by the Company or any Stockholder (the "Transaction Documents") does not and will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the Articles of Incorporation or Code of Regulations of the Company or any Subsidiary; (ii) violate any laws of the United States or any state or other jurisdiction applicable to the Company or any Stockholder or require the Company, any Subsidiary or any Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and (iii) except as described in Section 9.5, result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company, any Subsidiary or any Stockholder is a party or by which the property of the Company, any Subsidiary or any Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, or other Lien in any of the Company's assets or the Company Shares.

      2.7 Real and Personal Property.
          --------------------------

          (a) Real Property.  Neither the Company nor any of its Subsidiaries
              -------------
owns any real property. All of the real property leased by the Company or any of its Subsidiaries is identified on Schedule 2.7(a) (herein referred to as the
                                     ---------------
"Leased Real Property," or as the "Real Property.")

               (i) Status of Leases.  To the knowledge of the Company, the
                   ----------------
     lessors of Leased Real Property have good, valid and marketable title to the Leased Real Property, and the Company and its Subsidiaries have good, valid, and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances (as defined in Section 10) other than Permitted Encumbrances (as defined in
     Section 10), subject only to the right of reversion of the lessor, except as set forth in Schedule 2.7(a). All leases relating to Leased Real
                     ---------------
     Property are identified on Schedule 2.7(a), and true and complete copies
                                ---------------
     thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the Company and is in full force and effect.
     To the knowledge of the Company and the Stockholders, each such lease has been duly authorized and executed by the other party thereto and is binding and enforceable against such party. Neither the Company nor any of its Subsidiaries is in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Company or any Stockholder, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

               (ii)  Consents.  Except as set forth in Schedule 2.7(a), (A) no
                     --------                          ---------------
     consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property or from any regulatory authority, and (B) no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company or the Stockholders will obtain or complete them before the Closing.

               (iii) Condition of Real Property.  Except as set forth in
                     --------------------------
     Schedule 2.7(a), there are no defects in the physical condition of any
     --------------
     land, buildings or improvements constituting part of the Real Property that can reasonably be expected to have a Material Adverse Effect, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. To the knowledge of the Company or any Stockholder, none of the Real Property is located in an area designated by any governmental authority as being within a flood plain or subject to special flood or other hazards. Access to the Real Property is by a public way or public street. To the knowledge of the Company or any Stockholder, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Real Property have been connected under valid permits and pursuant to valid easements where required, and are sufficient to service the Real Property and in good operating condition.

               (iv)  Compliance with the Law.  Neither the Company nor any
                     -----------------------
     Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property that has not been heretofore corrected and no such violation exists which, individually or in the aggregate, could have a Material Adverse Effect. All improvements located on or constituting part of the Real Property and their use and operation by the Company and its Subsidiaries were and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in
     Schedule 2.7(a).  No approval or consent to the transactions contemplated
     ---------------
     by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations except where the failure to obtain any such approval or consent could not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

          (b) Personal Property.  A list of the material machinery and equipment
              -----------------
of the Company and each of its Subsidiaries is contained in Schedule 2.7(b)
                                                            ---------------
hereto. Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), the Company and each of its Subsidiaries has good and marketable title to all of its personal property. Except as set forth in Schedule 2.7(b), none of such personal property or assets is subject to
         ---------------
any mortgage, pledge, conditional sale agreement or Lien except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property (other than personal property acquired after the date thereof) of the Company and each of its Subsidiaries. Except as otherwise specified in Schedule 2.7(b) hereto, all leasehold improvements, furnishings,
             ---------------
machinery and equipment of the Company and each of its Subsidiaries are in good repair (ordinary wear and tear excepted), have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order.

      2.8 Financial Statements.
          --------------------

          (a) The Company has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.8:
                                                   ------------

               (i) Balance sheets of the Company and its Subsidiaries as of November 30, 1996 and 1997 and statements of income, retained earnings and cash flows for the two years then ended, which consolidated statements have been audited by Collins Cornell Heeb Miller & Co., Inc., independent public accountants (such financial statements, the "Audited Financial Statements"). The Company's audited balance sheet as of November 30, 1997, is sometimes referred to herein as the "Base Balance Sheet").

               (ii) Balance sheets of the Company and its Subsidiaries as of November 30, 1998 (herein the "Interim Balance Sheet") and statements of income for the twelve month period then ended, certified by the Company's chief financial officer (the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements are referred to herein, collectively, as the "Financial Statements."

     Except as set forth on Schedule 2.8, said Audited Financial Statements have
                            ------------
been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company and each of its Subsidiaries at the dates of said statements and the results of its operations for the periods covered thereby. Except as set forth on Schedule 2.8, the Interim Financial Statements
                                 ------------
have been prepared in accordance with GAAP in all material respects.

          (b) As of the date of the Base Balance Sheet, neither the Company nor any Subsidiary had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except (i) liabilities stated or adequately reserved against on the Base Balance Sheet or reflected on the notes to the Audited Financial Statements, (ii) reflected in Schedules furnished to Buyer hereunder as of the date hereof or (iii) incurred in the ordinary course of business of the Company which are not required to be reflected on the Base Balance Sheet in accordance with GAAP.

          (c) As of the date hereof and as of the Closing, neither the Company nor any Subsidiary has had or will have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Interim Balance Sheet or the notes thereto, (ii) reflected on Schedule 2.8(c) attached hereto
                                              ---------------
furnished to Buyer hereunder on the date hereof, or (iii) incurred after November 30, 1998 in the ordinary course of business of the Company or any Subsidiary consistent with the terms of this Agreement and which would not be required to be disclosed on a balance sheet of the Company prepared in accordance with GAAP.

      2.9 Taxes.
          -----

          (a) The Company and each of its Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof except for Taxes not yet due and payable or delinquent or being contested in good faith by appropriate means and for which adequate reserves have been recorded on the Base Balance Sheet or the Interim Balance Sheet.

          (b) Except as disclosed on Schedule 2.9, the Company and each of its
                                     ------------
Subsidiaries has in accordance with applicable law timely filed (or obtained an extension of time to file) all federal, state, local and foreign tax returns required to be filed by it through the date hereof ("Tax Returns"), and all such returns correctly and accurately set forth in all material respects, the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company and its Subsidiaries for taxable periods ended on or after November 30, 1993 is set forth in Schedule 2.9 attached hereto, and said Schedule indicates those returns
         ------------
that have been audited or currently are the subject of an audit. For each taxable period of the Company and its Subsidiaries ended on or after November 30, 1993, the Company has delivered to Buyer correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries.

          (c) Neither the United States Internal Revenue Service (the "IRS") nor any other governmental authority is now asserting or, to the knowledge of the Company or any Stockholder, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. To the knowledge of the Company or any Stockholder, no claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file reports and returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction, which claim remains unresolved. There are no security interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither the Company nor any Subsidiary has ever entered into a closing agreement pursuant to
Section 7121 of the United States Internal Revenue Code of 1986, as amended (the "Code").

          (d) Except as set forth in Schedule 2.9 attached hereto, there has not
                                     ------------
been any audit of any Tax Return for a tax period ended on or after November 30, 1993, filed by the Company or any Subsidiary, no such audit is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.9, no extension of time with respect
                                ------------
to any date on which a Tax Return was or is to be filed by the Company or any Subsidiary is in force, and no waiver or agreement by the Company or any Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

          (e) Except as set forth in Schedule 2.9 attached hereto, neither the
                                     ------------
Company nor any Subsidiary has ever been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in Schedule 2.9, neither
                                                         ------------
the Company nor any Subsidiary has ever filed, and has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in Schedule 2.9, since November 30, 1992, neither the
                       ------------
Company nor any Subsidiary owns and has ever owned a direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in

Schedule 2.9 attached hereto, neither the Company nor any Subsidiary is a party
------------
to any tax sharing agreement.

          (f) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

      2.10 Collectibility of Accounts Receivable.  Except as set forth on
           -------------------------------------
Schedule 2.10, all of the accounts receivable of the Company or any Subsidiary
-------------
shown or reflected on the Interim Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Interim Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. Neither the Company nor any Subsidiary has any accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or any Subsidiary or from any director, officer or employee of the Company or any Subsidiary, except as disclosed on Schedule
                                                                     --------
2.10 hereto, and all accounts and loans receivable from any such person, firm or
----
corporation shall be paid in cash prior to the Closing.

      2.11 Inventories. [Intentionally omitted.]
           -----------

      2.12 Absence of Certain Changes.  Except as disclosed in Schedule 2.12
           --------------------------                          -------------
attached hereto, since the date of the Interim Balance Sheet there has not been:

          (a) Any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could have a Material Adverse Effect;

          (b) Any amendment or termination, or to the knowledge of the Company, proposed or threatened amendment or termination, whether written or oral, of any Contract (as defined in Section 2.17) or material lease;

          (c) Any contingent liability incurred by the Company or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or any of its Subsidiaries;

          (d) Any Encumbrance or Lien placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof or will remain on the Closing Date;

          (e) Any cancellation of any material debt or claim owing to, or waiver of a material right of, the Company or any Subsidiary;

          (f) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or any of its Subsidiaries or the conduct of the business of the Company or any of its Subsidiaries since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

          (g) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

          (h) Any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;

          (i) Any declaration, setting aside or payment of any dividend by the Company or any of its Subsidiaries, or the making of any other distribution in respect of the capital stock of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of its own capital stock;

          (j) Any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries; any change in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

          (k) Any change with respect to the officers or management of the Company or any of its Subsidiaries;

          (l) Any payment or discharge of a material lien or liability of the Company or any of its Subsidiaries which was not shown on the Interim Balance Sheet or incurred in the ordinary course of business thereafter;

          (m) Any obligation or liability incurred by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (n) Any or termination of the Company's representation of any Principal (as defined hereinafter) (with respect to all or any of the products of such Principal or with respect to any Customers, as defined hereinafter), or any change in commission rate paid by any Principal, or any notice of same (for purposes of this Agreement, "Principal" shall mean any manufacturer, grower, processor, producer, distributor or other wholesaler, or any supplier whose goods, products or lines are offered for sale or for retail merchandising by the Company, and "Customer" shall mean any individual, firm, corporation or other business entity from which the Company obtains product orders on behalf of its Principals);

          (o) Any change in accounting methods or practices, credit practices or collection policies used by the Company or any of its Subsidiaries;

          (p) Any other material transaction entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business; or

          (q) Any agreement or understanding whether in writing or otherwise, for the Company or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (p) above.

      2.13 Ordinary Course.  Since the date of the Interim Balance Sheet, the
           ---------------
Company and each of its Subsidiaries has conducted its business only in the ordinary course and consistently with its prior practices.

      2.14 Approvals; Consents.  Except as set forth on Schedule 2.14 attached
           -------------------                          -------------
hereto, no approval, consent, authorization or exemption from or filing with any person or entity not a party to this Agreement is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

      2.15 Banking Relations.  All of the arrangements which the Company or any
           -----------------
of its Subsidiaries has with any banking institution are completely and accurately described in Schedule 2.15 attached hereto, indicating with respect
                        -------------
to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      2.16 Intellectual Property.
           ---------------------

          (a) Schedule 2.16 describes all patents, copyrights, trade secrets,
              -------------
trademarks and other proprietary rights (collectively, "Intellectual Property") used in the conduct of the business of the Company and each of its Subsidiaries, each item of which the Company or such Subsidiary either has all freely transferable right, title and interest in or rights under contract to use. Except as disclosed in Schedule 2.16, (i) all registrations with and
                       -------------
applications to United States governmental authorities with respect to Intellectual Property owned by the Company and any of its Subsidiaries disclosed in Schedule 2.16 are valid and in full force and effect, (ii) neither the
   -------------
Company nor any Subsidiary is, nor has it received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any contract to use its Intellectual Property and (iii) to the knowledge of the Company and the Stockholders, such Intellectual Property is not being infringed by any other person or entity. Neither the Company nor any Subsidiary has received notice that it is infringing any Intellectual Property of any other person or entity. No such claim is pending or, to the knowledge of the Company or any Stockholder, has been threatened or made to such effect that has not been resolved and neither the Company nor any Subsidiary is infringing any Intellectual Property of any other person or entity the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Any and all claims of such nature asserted against the Company or any Subsidiary since December 31, 1994 are summarized on
Schedule 2.16, whether or not resolved as of the date hereof.  To the knowledge
-------------
of the Company and the Stockholders, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company or any Subsidiary. Except as described in Schedule 2.16, the Company and each of its
                                   -------------
Subsidiaries has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

          (b) Except as set forth in Schedule 2.16, neither the Company or any
                                     -------------
Subsidiary nor, to the knowledge of the Company and the Stockholders, any of their employees have any agreements or arrangements with any persons other than the Company or its Subsidiaries related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Company or any Subsidiary do not violate any such agreements or arrangements known to the Company.

          (c) The Company is engaged in a Year 2000 compliance process as set forth on Schedule 2.16 and, to the knowledge of the Company or any Stockholder,
         -------------
except as set forth on Schedule 2.16, is Year 2000 compliant in all material
                       -------------
respects.

      2.17 Contracts.  Except for contracts, commitments, plans, agreements and
           ---------
licenses described in Schedule 2.17 (true and complete copies of which have been
                      -------------
delivered to Buyer), neither the Company nor any of its Subsidiaries is a party to or subject to:

          (a) any agreement for the sale, lease or other disposition of products or other assets not made in the ordinary course of business;

          (b) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

          (c) any employment contract or contract for services which requires the payment of more than $75,000 annually or which is not terminable within 30 days by the Company or a Subsidiary without liability for any penalty or severance payment;

          (d) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $10,000 each;

          (e) any other contracts or agreements creating any obligations of the Company or any of its Subsidiaries of $25,000 or more on an individual basis or $75,000 or more on an aggregate basis, with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

          (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

          (g) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or a Subsidiary or their successors within one year after the date hereof;

          (h) any contract or arrangement with any sales agent or distributor of products of the Company or any of its Subsidiaries;

          (i) any contract containing covenants limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or entity;

          (j) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of business;

          (k) any license agreement (as licensor or licensee);

          (l) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

          (m) any contract or agreement with any officer, employee, director or stockholder of the Company or any of its Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

     Except as set forth on Schedule 2.17, neither the Company nor any of its
                            -------------
Subsidiaries is in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule (individually a "Contract" and collectively the "Contracts") and neither the Company nor any Subsidiary has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default, except where any of the foregoing could not, individually or in the aggregate, have a Material Adverse Effect. Each of the Contracts is valid and in full force and effect against the Company, and to the knowledge of the Company, is enforceable by the Company against the other party thereto in accordance with its terms, except for any non-competition provision or agreement limiting the freedom of any party thereto to compete in any line of business or with any person or entity, the benefits of which run to the Company or any Subsidiary, the enforceability of which may be limited by the principles governing the availability of equitable remedies.

      2.18 Litigation.
           ----------

          (a) Schedule 2.18 hereto lists all currently pending litigation and
              -------------
governmental or administrative proceedings or investigations to which the Company or any of its Subsidiaries is a party. Except for matters described in

Schedule 2.18, there is no litigation or governmental or administrative
-------------
proceeding or investigation pending or, to the knowledge of the Company or the Stockholders, threatened against the Company or any of its Subsidiaries or their affiliates (i) which, individually or in the aggregate, could have a Material Adverse Effect or (ii) which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.18 sets forth a description of the matter, the forum
               -------------
(if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

          (b) Except as set forth on Schedule 2.18, there are no existing or
                                     -------------
threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company or any of its Subsidiaries for products or services which are defective or fail to meet any product or service warranties except as disclosed in Schedule 2.18
                                                                 -------------
hereto.  Except as disclosed in Schedule 2.18, no claim has been asserted
                                -------------
against the Company or any of its Subsidiaries for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

      2.19 Compliance with Laws.  Except as set forth in Schedule 2.19 hereto,
           --------------------                          -------------
the Company and each of its Subsidiaries is in compliance with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or any Subsidiary or to the conduct of its business except where the failure to be in compliance could not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received notice of a material violation or alleged material violation of any such statute, ordinance, order, rule or regulation.

      2.20 Insurance. The physical properties and assets of the Company and each
           ---------
of its Subsidiaries are insured to the extent disclosed in Schedule 2.20
                                                           -------------
attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company and each Subsidiary and is sufficient for compliance by the Company and each Subsidiary with all requirements of law and as required by all agreements and leases to which the Company or any Subsidiary is a party.

      2.21 Powers of Attorney. Except as set forth on Schedule 2.21, neither the
           ------------------                          -------------
Company nor any Subsidiary has granted to any other person or entity any outstanding power of attorney. Each Stockholder has full right and authority to execute, deliver and perform this Agreement.

      2.22 Finder's Fee.  Neither the Company nor any of its Subsidiaries has
           ------------
incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      2.23 Permits; Burdensome Agreements.  Schedule 2.23 lists all material
           ------------------------------   -------------
permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company and each of its Subsidiaries to conduct its business. The Company and each of its Subsidiaries has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state, or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in Schedule 2.23, neither the Company
                                            -------------
nor any of its Subsidiaries is subject to or bound by any judgment, decree or order which may, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company and the Stockholders, the Company has all Approvals necessary for use in the business of the Company.

      2.24 Corporate Records; Copies of Documents.  The corporate record books
           --------------------------------------
of the Company and each of its Subsidiaries accurately record all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of the Company and each of its Subsidiaries, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

      2.25 Transactions with Interested Persons. Except as set forth in Schedule
           ------------------------------------                         --------
2.25 hereto, neither the Company, any of its Subsidiaries, nor any Stockholder,
----
officer, supervisory employee or director of the Company or any of its Subsidiaries nor, to the knowledge of Company, any of their respective spouses or family members, (i) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company or any of its Subsidiaries, or any organization (other than a Principal or Customer) which has a material contract or arrangement with the Company or any of its Subsidiaries or (ii) has directly or indirectly engaged in any transaction involving any lease or the transfer of any material (measured as of the time of such transaction or as of the date hereof) cash, property or rights to or from the Company from, to or for the benefit of any affiliate or former affiliate of the Company.

      2.26 Employee Benefit Programs.
           -------------------------

          (a) Schedule 2.26 sets forth a list of every Employee Program, as
              -------------
defined hereinafter, that has been maintained by the Company or an Affiliate, as defined hereinafter, (including, without limitation, any entity or business which the Company or any Subsidiary has acquired by asset purchase, stock purchase, merger, consolidation or other similar transaction) at any time during the three-year period ending on the Closing Date.

          (b) Each Employee Program has ever been maintained by the Company or an Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

          (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any Affiliate. With respect to any Employee Program ever maintained by the Company or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply, in any material respect, with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 2.26).
                                     -------------

          (d)   Except as set forth on Schedule 2.26, neither the Company nor
                                       -------------
any Affiliate has incurred any liability under Title IV of ERISA which has not been paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transactions contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder, and (ii) event or condition which presents a material risk of a plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as described in
Schedule 2.26, no Employee Program maintained by the Company or any Affiliate
-------------
and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan. Except as set forth in Schedule 2.26, none of
                                                        -------------
the Employee Programs ever maintained by the Company or any Affiliate (i) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA), (ii) has ever promised to provide such post-termination benefits or (iii) has ever provided health care or any other non-pension benefits to any individuals who were previously employed by the Company.

          (e) With respect to each Employee Program maintained by the Company within the six years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last three years with respect to such Employee Program.

          (f) Except as otherwise noted on Schedule 2.28, each Employee Program
                                           -------------
required to be listed on Schedule 2.26 may be amended, terminated, or otherwise
                         -------------
modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company or the Affiliate to so amend, terminate or otherwise modify such Employee Program, except as would not, individually or in the aggregate, have a Material Adverse Effect.

          (g) Each Employee Program ever maintained by the Company (including each non-qualified deferred compensation arrangement) has been maintained in compliance, in all material respects, with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act of 1933, as amended, and/or state "Blue Sky" laws, except as could not have a Material Adverse Effect.

          (h) Each Employee Program ever maintained by the Company or an Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996 and the Women's Health and Cancer Rights Act of 1998.

          (i)  For purposes of this section:

               (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code
          Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code
          Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

               (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

               (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

               (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

      2.27 Environmental Matters.
           ---------------------

          (a) Except as set forth in Schedule 2.27 hereto, (i) neither the
                                     -------------
Company nor any of its Subsidiaries has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);
(ii) to the knowledge of the Company or any Stockholder, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries, or has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of the Company or any Stockholder, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place; (iv) to the knowledge of the Company or any Stockholder, neither the Company nor any of its Subsidiaries presently owns, operates, leases, or uses, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

          (b) Except as set forth in Schedule 2.27 hereto, (i) neither the
                                     -------------
Company nor any of its Subsidiaries has any liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) the Company and each of its Subsidiaries, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor any of its Subsidiaries has any reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

          (c) To the knowledge of the Company or any Stockholder, except as set forth in Schedule 2.27 hereto, no site owned, operated, leased, or used by the
         -------------
Company or any of its Subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

          (d) The Company has provided to Buyer copies of all documents, records, and information in the possession or control of the Company or any of its Subsidiaries concerning any environmental or health and safety matter relevant to the Company or any of its Subsidiaries, whether generated by the Company, its Subsidiaries, or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 2.27, (i) "Hazardous Material" shall
                                   ------------
mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include Company, each of its Subsidiaries and all other entities for whose conduct the Company or any of its Subsidiaries is or may be held responsible under any Environmental Law.

      2.28 List of Directors and Officers.  Schedule 2.28 hereto contains a true
           ------------------------------   -------------
and complete list of all current directors and officers of the Company and each of its Subsidiaries. In addition, Schedule 2.28 hereto contains a list of all
                                   -------------
managers, employees and consultants of the Company and any Subsidiary who, individually, have received or are scheduled to receive compensation from the Company or any of its Subsidiaries for the fiscal year ending 1998 in excess of $75,000 in each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

      2.29 Employees; Labor Matters.  The Company and its Subsidiaries employ a
           ------------------------
total of 111 full-time employees and 115 part-time employees. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company, any Subsidiary nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other similar payments. Neither the Company nor any Subsidiary has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, wages and hours and the withholding of taxes and the reporting of income. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or, to the knowledge of the Company or any Stockholder, threatened against or involving the Company or any of its Subsidiaries. No question concerning labor representation exists respecting any employees of the Company or any of its Subsidiaries. There are no grievances, complaints or charges that have been filed against the Company or any of its Subsidiaries under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that, individually or in the aggregate could have a Material Adverse Effect, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any information during the past six years indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company and each of its Subsidiaries is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

      2.30 Principals.
           ----------

          (a) The list of the Company's Principals and the aggregate brokerage commission revenues received by the Company during the twelve months ended November 30, 1998 from each such Principal, attached hereto as Schedule 2.30, is
                                                               -------------
true, correct and complete. The Company has delivered to Buyer true and complete copies of all written brokerage agreements and/or letters of appointment with or from the Company's ten Principals, which paid the greatest amount of commission revenues for the twelve (12) months ended November 30, 1998, in effect as of the date of this Agreement. Set forth on Schedule 2.30 is
                                                                -------------
a list of all other agreements and documents with or involving any person or entity and relating to financial obligations of the Company with respect to commissions or other payments received by the Company (or an affiliate of the Company) from Principals. Except as set forth on Schedule 2.30, since November
                                                  -------------
30, 1998, the Company has had no commitment, understanding or agreement with any Principal or any other person or entity relating to payments to be made by the Company to any person or entity computed in whole or in part with respect to sales of or commissions paid or to be paid by any Principal.

          (b) Except as set forth on Schedule 2.30, the Company is not
                                     -------------
currently, and since November 30, 1998 has not been, subject to any notice of probation from any Principal. Except as set forth on Schedule 2.30, since
                                                      -------------
November 30, 1998, the Company has not received any oral or written communication from any Principal which places the Company on probation or otherwise suggests, threatens or implies possible termination of the Company's appointment as broker for such Principal, any reduction in the commission rate paid to the Company or any reduction as to the geographic area, Customers or products represented by the Company, conditionally or unconditionally.

          (c) To the best knowledge of the Company and the Stockholders, no Principal intends to, or is considering, amending the terms of the Company's brokerage agreement with such Principal in order or reappoint, or continue the appointment of, the Company as broker with respect to a lesser portion of the applicable territory than the greatest portion of such area in which, or with respect to fewer than the greatest number of product items or Customers than, the Company acted as broker for such Principal during the twelve month period ended November 30, 1998, or at a lower commission rate than the highest rate paid by such Principal to the Company with respect to sales during such period. The relationships of the Company with its Principals are good commercial working relationships.

          (d) Except as set forth on Schedule 2.30, there are, and since
                                     -------------
November 30, 1998 there have been, no disputes or claims involving individually in excess of $25,000 or in the aggregate in excess of $75,000, (i) between the Company and any Principal, (ii) between the Company and any Customer, or (iii) to the knowledge of the Company, between any Principal and any Customer. As used in this Section 2.30(d), the terms "disputes" or "claims" shall mean (A) matters which, to the knowledge of the Company, have been referred to counsel or are the subject of litigation, or (B) matters as to which a Principal has threatened to seek recourse against the Company, or may be reasonably expected to seek recourse against the Company, if such matter is not resolved to the satisfaction of such Principal.

      2.31 Absence of Improper Payments.  The Company:  (a) has not made any
           ----------------------------
contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic), (b) except as set forth in Schedule 2.31, has not established or
                                      -------------
maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on its books or records for any reason, (c) has not made any payments to any person where the Company intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment, (d) has not made any contribution, or reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law or (e) has not misused, misapplied or improperly handled, administered or managed market development or promotional funds or market development or promotional fund accounts in any material respect.

      2.32 Transfer of Shares.  No holder of stock of the Company or any
           ------------------
Subsidiary has at any time transferred any of such stock to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee.

      2.33 Stock Repurchases.  Except as set forth on Schedule 2.33, since
           -----------------                          -------------
December 31, 1996, neither the Company nor any Subsidiary has redeemed or repurchased, or entered into any written or oral agreement to redeem or repurchase, any of its capital stock.

      2.34 Disclosure.  The representations, warranties and statements contained
           ----------
in this Agreement and in the agreements, documents, instruments, certificates, exhibits and schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.


 SECTION 3.  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.
 ---------------------------------------------------------

      3.1 Making of Covenants and Agreements.  The Company, each Subsidiary and
          ----------------------------------
each Stockholder jointly and severally hereby make the covenants and agreements set forth in this Section 3 and the Stockholders agree to use their reasonable efforts to cause the Company and its Subsidiaries to comply with such agreements and covenants.

      3.2 Cooperation.  The Company, each Subsidiary and each Stockholder shall
          -----------
cooperate with all reasonable requests of the Buyer or any of its representatives and agents to more effectively consummate the transactions contemplated hereby and the transactions referred to herein.

      3.3 Consents.  The Company and each Subsidiary shall obtain or cooperate
          --------
with the Buyer in obtaining all consents, authorizations and approvals of third parties including, without limitation, any requisite consent of any governmental authorities, regulatory agencies and other entities necessary in connection with the consummation of the transactions contemplated hereby or referred to herein.

      3.4 Notice of Default.  Promptly upon the occurrence of, or promptly upon
          -----------------
the Company, any Subsidiary or any Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company, any Subsidiary or any Stockholder prior to the date hereof, of any of the representations, warranties or covenants of the Company or any Stockholder contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company, any Subsidiary or any Stockholder shall give detailed written notice thereof to the Buyer and the Company, such Subsidiary or each Stockholder shall use its or his reasonable best efforts to prevent or promptly remedy the same.

      3.5 [Intentionally omitted].

      3.6 [Intentionally omitted].

      3.7 [Intentionally omitted].

      3.8 Confidentiality.  The Company, each Subsidiary and the Stockholders
          ---------------
shall hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to the Buyer's business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the Buyer's industry or which has been disclosed to the Company, any Subsidiary or any Stockholder by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the Company, each Subsidiary and each Stockholder will return to the Buyer all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company, any Subsidiary or any Stockholder in connection with the transaction.

      3.9 Tax Returns.  The Company, each Subsidiary and each Stockholder (so
          -----------
long as such Stockholder is authorized) shall use its or his best efforts to cause the Company and each Subsidiary, in accordance with applicable law, (i) to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by them with respect to taxable periods of the Company that include any period ending on or before the Closing Date and (ii) to pay all Taxes of the Company shown on such returns attributable to periods ending on or before the Closing Date.

      3.10 Options and Other Rights.  The Company, each Subsidiary and each
           ------------------------
Stockholder shall use its or his best efforts to cause each person or entity which holds options, warrants or other rights or securities exercisable for or convertible into shares of any class of equity security of the Company or any Subsidiary to agree to the termination or cancellation of such rights or securities pursuant to a written agreement in form and substance satisfactory to the Buyer and its counsel.

      3.11 Consummation of Agreement.  The Company, each Subsidiary and each
           -------------------------
Stockholder shall use its or his best efforts to perform and fulfill all conditions and obligations on his part to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement be fully carried out.

      3.12 Leases.
           ------

          (a)  Cincinnati Lease.  Following the Closing, the Stockholders will
               ----------------
use their best efforts to cause the landlord (the "Cincinnati Landlord") of the Cincinnati Facility to execute and deliver an amendment (the "Cincinnati Lease Amendment") to the lease relating to the Cincinnati Facility to provide for (i) a term ending not later than January 31, 2004, (ii) a monthly rental rate of $12,916.67 (the "Market Rent") and (iii) providing for the assumption liability for real property taxes by the Cincinnati Landlord. In the event that the Lease Amendment is not executed and delivered by the Cincinnati Landlord on or prior to the day which is the ninetieth day after the Closing Date, the Buyer shall be indemnified by the Stockholders in an amount equal to the excess of (i) the rent actually paid by Buyer or the Company under such lease over (ii) the Market Rent (such amount the "Excess Rent Payment"). The Buyer shall have the right hereunder, on behalf of the Company, first to set off and apply the amount of any obligation of the Stockholders under this Section 3.12(a) against amounts payable to the Stockholders pursuant to the Subordinated Promissory Notes. Following the payment in full of the Subordinated Promissory Notes, the Buyer, on behalf of the Company, shall be entitled to indemnification for the full amount of such Excess Rent Payment; provided that the amount of such setoff and of any such indemnification payments shall be deemed to reduce the Maximum Indemnification. Notwithstanding any other provision hereof to the contrary, the Stockholders acknowledge and agree that in no event shall any reasonable exercise by Buyer of its rights under Section 3.12 (whether or not upon final determination Buyer was entitled to exercise such rights) constitute or be deemed to constitute a failure to make a payment of principal, interest or other charge under any Subordinated Promissory Note or a breach of any term or provision of such Subordinated Promissory Note.

          (b) Kentucky Lease.  Following the Closing, the Stockholders shall use
              ---------------
their best efforts to cause the landlord of the Company's Louisville, Kentucky facility to execute and deliver to the Company an amendment to the lease for such facility to provide for a term that will expire not later than January 31, 2004.

          (c) Personal Property.  Following the Closing, the Company and the
              -----------------
Stockholders shall negotiate in good faith to amend each lease of personal property by and between the Company and any affiliate of the Company (i.e., any person or entity controlling, controlled by or under common control with the Company) to provide for a term ending not later than December 31, 2000.


SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.
---------------------------------------------------

      4.1 Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 4.

      4.2 Organization of Buyer.  Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

      4.3 Authority of Buyer.  Buyer has full right, authority and power to
          ------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

      4.4 Litigation.  There is no litigation or governmental or administrative
          ----------
proceeding or investigation pending or, to the Buyer's knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      4.5 Finder's Fee.  Except for the arrangement between the Buyer and Monroe
          ------------
& Company, LLC as previously disclosed to the Company, Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement. The Stockholders shall have no liability with respect to such commission or fee.

      4.6 No Conflicts.  The execution, delivery and performance by Buyer of
          ------------
this Agreement and each other agreement, document or instrument to be executed, delivered or performed by Buyer (the "Buyer Documents") does not and will not with or without the giving of notice or the lapse of time or both, (a) violate any provision of Buyer's Certificate of Incorporation, as amended to date, (b) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which Buyer is a party or by which either of them is bound, (c) violate any judgment, decree, order, statute, law, rule or regulation applicable to Buyer (d) except as set forth on Schedule 4.6 attached hereto, require Buyer to obtain any approval,
         ------------
consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or (e) result in the creation or imposition of any Lien on any of property or assets of Buyer.

SECTION 5.  COVENANTS OF BUYER.
------------------------------

      5.1 Making of Covenants and Agreements. The Buyer hereby makes to the
          ----------------------------------
Company and the Stockholders the covenants and agreements set forth in this
Section 5, and agrees to use reasonable efforts to comply with and perform all covenants and agreements contained in this Section 5.

      5.2 Consents. The Buyer shall obtain all consents, authorizations and
          --------
approvals of third parties including, without limitation, any requisite consent of any governmental authorities, regulatory agencies and other entities necessary in connection with the consummation of the transactions contemplated hereby or referred to herein.

      5.3 Executive Supplemental Health Plan.  Following the Closing, Buyer
          ----------------------------------
shall cause the Company to maintain the Company's Executive Supplemental Health Plan for the benefit of the current participants in such plan until the last to survive of such participants shall have died; provided, however, that nothing contained herein shall preclude or in any way limit the right of Buyer and the Company to terminate benefits under such Executive Supplemental Health Plan with respect to persons other than those participants in such plan as of the Closing Date identified on Schedule 2.8. For the purposes of this Section 5.3, the
                   ------------
participants shall include any subsequent spouse of a participant who is (i) listed in such Schedule and (ii) a former stockholder-employee of the Company.

  SECTION 6.   CONDITIONS.
 -----------   ----------

      6.1 Conditions to the Obligations of Buyer.  The obligation of Buyer to
          --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)  Representations; Warranties; Covenants.  Each of the
               --------------------------------------
representations and warranties of the Company and the Stockholders contained in
Section 2 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company and each of the Stockholders shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing; each of the conditions specified in this Section 6.1 shall have been satisfied or waived (in whole or in part) in writing by the Buyer; and on the Closing Date a certificate to such effect executed on behalf of each the Company and the Stockholder shall be delivered to the Buyer.

          (b) Authorization.  The Board of Directors of the Company (the
              -------------
"Company Board") shall have duly adopted resolutions in form reasonably satisfactory to the Buyer and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated by this Agreement in accordance with the terms thereof.

          (c) Intentionally omitted.

          (d) No Material Adverse Change.  There shall have been no material
              --------------------------
adverse change in the financial condition, prospects, properties, assets, liabilities, operations, business or prospects of the Company or any Subsidiary since the date of the Interim Balance Sheet, whether or not in the ordinary course of business.

          (e) Approval of Buyer's Counsel.  All actions, proceedings,
              ---------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates and other documents in form satisfactory to such counsel, as Buyer may reasonably require from the Company and the Stockholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Stockholders and the Company and the fulfillment of their respective covenants.

          (f) Opinion of Counsel.  On the Closing Date, Buyer shall have
              ------------------
received from Keating, Muething & Klekamp, counsel for the Company and the Stockholders, an opinion as of said date, substantially in the form attached hereto as Exhibit C.
          ---------

          (g) No Litigation.  There shall have been no determination by Buyer,
              -------------
acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, or other governmental authority of litigation, proceedings or other action against Buyer, the Company, any Subsidiary or any Stockholder. The transactions contemplated hereby shall not be in violation of any law or regulation and shall not be subject to any injunction, stay or restraining order.

          (h) Consents.  The Company or the Stockholders shall have made all
              --------
filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company, its Subsidiaries or the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and its Subsidiaries by Buyer subsequent to the Closing; and the Company, the Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and each Subsidiary and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

          (i) [Intentionally omitted.]

          (j) Employment Agreements.  Each of Richard F. Von Hoene, R. Wayne
              ---------------------
Nally and William Bates shall have executed and delivered to Buyer an Employment and Noncompetition Agreement in substantially the form of Exhibit D attached
                                                          ---------
hereto.

          (k) Business Relations.  Buyer shall be reasonably satisfied based on
              ------------------
personal interviews with the Customers and Principals that such Customers and Principals intend to continue their current level of business with the Company and its Subsidiaries after the closing.

          (l) Employee Programs.  The Company shall have taken all steps
              -----------------
necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program identified on Schedule 2.26
                                                     -------------
notwithstanding the purchase of the Company Shares by Buyer.]

          (m) Resignations.  The Company shall have delivered to Buyer the
              ------------
resignations of all of the directors and officers of the Company and each Subsidiary, such resignations to be effective at the Closing.

          (n) Releases.  The Company shall have delivered to Buyer general
              --------
releases signed by each of the Stockholders and the other parties identified on

Schedule 6.1(n) of all claims which any of them have against the Company and any
---------------
Subsidiary in the form attached here to as Exhibit E.
                                           ---------

          (o) Due Diligence and Disclosure Schedules.  Buyer, in its sole
              --------------------------------------
discretion, shall be satisfied, with the results of its legal, accounting, business, environmental, title and other due diligence review of the Company and the Subsidiaries. Buyer, in its sole discretion, shall, be satisfied with the form and substance of the Disclosure Schedules to this Agreement which shall have been delivered to Buyer by the Sellers on or prior to the date hereof.

          (p) Good Standing.  At or prior to the Closing, Buyer shall have
              -------------
received from the Company and each Subsidiary a certificate of good standing from the Secretary of State of the State of Ohio and each other jurisdiction in which the Company is qualified to do business.

      6.2 Conditions to Obligations of the Company and the Stockholders.  The
          -------------------------------------------------------------
obligation of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)  Representations; Warranties; Covenants. The representations and
               --------------------------------------
warranties of the Buyer contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date; each of the conditions specified in this Section 6.2 shall have been satisfied or waived (in whole or in part) in writing by the Stockholder Representative; and on the Closing Date a certificate to such effect executed on behalf of the Buyer shall be delivered to the Stockholder Representative.

          (b) Approval of the Company's Counsel.  All actions, proceedings,
              ---------------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Keating, Muething & Klekamp as counsel for the Company and the Stockholders, and such counsel shall have received on behalf of the Company and the Stockholders such certificates and other documents, in form satisfactory to such counsel as the Company may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

          (c) No Litigation.  There shall have been no determination by the
              -------------
Company, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, the Company, any Subsidiary or any Stockholder. The transactions contemplated hereby shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

          (d) Authorization.  The Board of Directors of Buyer  (the "Board")
              -------------
shall have duly adopted resolutions in form reasonably satisfactory to the Company and shall have taken all action necessary for the purpose of authorizing the Buyer to consummate the transactions contemplated by this Agreement in accordance with the terms thereof.

          (e) Good Standing.  At or prior to the Closing, the Company and the
              -------------
Stockholders shall have received from the Buyer a certificate of good standing from the Secretary of State of the State of Delaware and each other jurisdiction in which Buyer is qualified to do business.

SECTION 7. [INTENTIONALLY OMITTED].
----------


SECTION 8.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.
--------------------------------------------------------

      8.1 Survival of Warranties.  Each of the representations, warranties,
          ----------------------
agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for a period equal to the survival period set forth in Section 9 regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

SECTION 9.  INDEMNIFICATION.
---------------------------

      9.1 Indemnification by the Stockholders.  The Stockholders jointly and
          -----------------------------------
severally agree subsequent to the Closing to indemnify and hold the Company, the Subsidiaries, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (a) fraud, intentional misrepresentation or a deliberate or willful breach by the Company or any Stockholder of any of their representations, warranties, agreements or covenants under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto;

          (b) any other breach of any representation or warranty of the Company or any Stockholder under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of such representations or warranties;

          (c) any other breach of any agreement or covenant of the Company or any Stockholder under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of any such agreement or covenant.

          (d) any liability of the Company or any Subsidiary for Taxes arising from an event or transaction prior to the Closing or as a result of the Closing which have not been paid or provided for or adequately reserved against by the Company or a Subsidiary, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company or a Subsidiary which in fact did not exist for the Company as of the Closing Date.

          (e)  [Intentionally omitted].

          (f)  [Intentionally omitted].

          (g) any liability of the Buyer, the Company or any Subsidiary in respect of any claim made by any third party and relating to, arising out of or in connection with any right (or, with respect to clause (i) below, any alleged right of such party) to acquire or purchase shares of the capital stock or any other equity interest in the Company whether (i) pursuant to Article XII of that certain Code of Regulations and Closed Corporation Agreement by and among the Company and its current and former stockholders or (ii) otherwise.

          (h) Each Stockholder hereby acknowledges and agrees that no Stockholder shall have any right of indemnity or contribution from the Company with respect to any breach of any representation or warranty hereunder.

      9.2 Limitations on Indemnification by the Stockholders.
          --------------------------------------------------

          (a)  Threshold.  Subject to the exceptions set forth in Section 9.2(c)
               ---------
below, no indemnification shall be payable by the Stockholders with respect to claims except to the extent that the cumulative amount of all such claims first exceed Seventy Thousand Dollars ($70,000) in the aggregate (the "Threshold Amount"), whereupon the Buyer Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar in accordance with the terms hereof.

          (b) Maximum Indemnification.  Subject to the exceptions set forth in
              -----------------------
Section 9.2(c) below, and in the provisions of Section 9.7 below the Stockholders shall not be obligated to indemnify any Buyer Indemnified Party for any amount of otherwise indemnifiable losses in excess of $1,500,000 (the "Maximum Indemnification").

          (c) No Limitation on Certain Claims.  Notwithstanding anything herein
              -------------------------------
to the contrary, Buyer Indemnified Parties (i) shall be entitled to dollar-for-dollar indemnification from the first dollar, (ii) shall not be subject to the Threshold Amount, (iii) shall not be subject to the Maximum Indemnification,
(iv) shall be entitled to claim directly against any Stockholder and (v) shall not be subject to any limitation as to time (except as provided in Section 9.2(d)), in seeking indemnification from the Stockholders with respect to any of the following:

               (i) Losses involving a breach by the Company or any Stockholder of any of the representations and warranties contained in Section 2.3, 2.5, 2.9, 2.22, 2.26 or 2.27; or

               (ii)  Losses described in Sections 9.1(a), or 9.1(d) - 9.1(g).

          (d) Time Limitation   No indemnification shall be payable to a Buyer
              ---------------
Indemnified Party with respect to claims asserted pursuant to Section 9.1(b) and 9.1(c) (other than any claims for indemnification for Taxes or based upon or related to a breach of any representation, warranty or covenant with respect to title to the Company Shares, environmental matters, Taxes or tax related matters) after the date which is eighteen (18) months after the Closing Date (the "Indemnification Cut-Off Date"); provided that (i) any claim as to which notice is given by a Buyer Indemnified Party to the Stockholders prior to the Indemnification Cut-Off Date shall survive the Indemnification Cut-Off Date until final resolution of such claim; (ii) claims based upon or related to a breach of any representation or warranty contained in Sections 2.5, 2.9, 2.22,
2.26 or 2.27 or in Sections 9.1(d) may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim; and
(iii) claims based upon a breach of any representation or warranty contained in
Section 2.3 or pursuant to Section 9.1(a) or 9.1(g) shall continue without limitation as to time.

      9.3 Indemnification by Buyer.  Buyer agrees to indemnify and hold the
          ------------------------
Stockholders (individually a "Stockholder Indemnified Party" and collectively the "Stockholder Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

      9.4 Limitation on Indemnification by Buyer.  Notwithstanding the
          --------------------------------------
foregoing, no indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 9.3 above after the Indemnification Cut-Off Date, provided that any claims as to which notice is given by a Stockholder Indemnified Party prior to the Indemnification Cut-Off Date shall survive the Indemnification Cut-Off Date until final resolution of such claim; provided , however, that (i) claims based upon or related to a breach of any representation or warranty contained in Section 4.5 may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim; and (ii) claims based upon a breach of the covenant set forth in Section
5.3 shall survive as provided therein.

      9.5 Special Loss Sharing.  Notwithstanding the provisions of Section 2.6
          --------------------
of this Agreement, with respect to any and all damages, liabilities, losses, taxes, fines, penalties, costs, expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (the "MS Losses") which may be sustained or suffered by any of the Buyer, the Company or any Stockholder arising solely out of, or solely in connection with or solely relating to any breach or alleged breach by the Company or any Stockholder of that certain Confidentiality Agreement, dated September, 1998, by and between Marketing Specialists Sales Company and Sell, Inc. (d/b/a The Sell Group - Cincinnati, Inc.) (i) MS Losses of up to and including $1,000,000 shall be shared equally by the Buyer and the Company, on one hand, and by the Stockholders, on the other hand, and (ii) MS Losses in excess of $1,000,000 (the "Excess MS Losses") shall be paid by Buyer or the Company and Buyer shall indemnify the Stockholders in full with respect to Excess MS Losses. The Company and the Buyer, on one hand, and each Stockholder, on the other, agree to indemnify and hold each other harmless in accordance with, and subject to the limitations set forth in, this Section 9.5. Claims for indemnification under this Section 9.5 may be asserted by the Buyer, the Company or any Stockholder until the sixtieth (60th) day following the expiration of the statute of limitations, if any, applicable to such claim.

      9.6 Notice; Defense of Claims.  An indemnified party may make claims for
          -------------------------
indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party.

Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information (other than any information which would require the indemnified party to waive the attorney-client privilege) and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

      9.7 Satisfaction of Stockholder Indemnification Obligations.  In order to
          -------------------------------------------------------
satisfy the indemnification obligations of the Stockholders pursuant to Section
9.1 above and without limiting any right of any Buyer Indemnified Party with respect to any claim for indemnification under Section 9.1, each Buyer Indemnified Party shall recover the amount of such indemnification obligation
(i) first, by setting off and applying the amount of such obligation against amounts payable under any Subordinated Promissory Notes and (ii) thereafter, by seeking to collect directly from the Stockholders. Each Stockholder hereby acknowledges and agrees that under no circumstances shall any reasonable exercise by any Buyer Indemnified Party of the rights of such party under this
Section 9.7 (whether or not upon final determination such party was entitled to exercise such rights) constitute or be deemed to constitute a failure to make a payment of principal, interest or any other charge thereunder or a breach of any term or provision of such Subordinated Promissory Note.

SECTION 10.  DEFINITIONS.
-------------------------

     For the purposes of this Agreement, the capitalized terms set forth below shall have the meanings indicated.

     "Accumulated funding deficiency" shall have the meaning set forth in
Section 2.26 hereof.

     "Acquisition" shall have the meaning set forth in Section 2.4 hereof.

     "Acquisition Rights" shall have the meaning set forth in Section 2.4 hereof.

     "Affiliate" shall have the meaning set forth in Section 2.26 hereof.

     "Affiliated group" shall have the meaning set forth in Section 2.9 hereof.

     "Agreement" shall have the meaning set forth in the Recitals hereto.

     "Approvals" shall have the meaning set forth in Section 2.23 hereof.

     "Audited Financial Statements" shall have the meaning set forth in Section
2.8 hereof.

     "Base Balance Sheet" shall have the meaning set forth in Section 2.8 hereof.

     "Blue Sky" shall refer to the applicable state securities laws.

     The "Board" shall have the meaning set forth in Section 6.2 hereof.

     "Buyer" shall have the meaning set forth in the Recitals hereto.

     "Buyer Documents" shall have the meaning set forth in Section 4.6 hereof.

     "Buyer Indemnified Party" and "Buyer Indemnified Parties" shall have the meaning set forth in Section 9.1 hereof.

     The "Cincinnati Facility" shall mean the facilities, including the warehouse and offices, located at 11243 Cornell Park Drive, Cincinnati, Ohio 45242-1890.

     The "Cincinnati Landlord" shall have the meaning set forth in Section 3.12.

     "Closing" shall have the meaning set forth in Section 1.3 hereof.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" shall have the meaning set forth in Section 2.9 hereof.

     "Common Stock" shall have the meaning set forth in the Recitals hereto.

     "Company" shall have the meaning set forth in the Recitals hereto, except as set forth in Section 2.27.

     "Company Board" shall have the meaning set forth in Section 6.1 hereof.

     "Company Shares" shall have the meaning set forth in the Recitals hereto.

     "Contract" and "Contracts" shall have the meaning set forth in Section 2.17 hereof.

     "Controlled group" shall have the meaning set forth in Section 2.26 hereof.

     "CPR Rules" shall have the meaning set forth in Section 11.10 hereof.

     "Customers" shall have the meaning set forth in Section 2.12 hereof.

     "Employee Program" shall have the meaning set forth in Section 2.26 hereof.

     "Encumbrance" shall mean all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title.

     "Environmental Law" shall have the meaning set forth in Section 2.27 hereof.

     "ERISA" shall have the meaning set forth in Section 2.26 hereof.

     "Excess MS Losses" shall have the meaning set forth in Section 9.5 hereof.

     "Financial Statements" shall have the meaning set forth in Section 2.8 hereof.

     "GAAP" shall have the meaning set forth in Section 2.8 hereof.

     "Gatton Jones Redemption" shall mean the redemption or other repurchase by the Company of shares of Common Stock from Billy Gatton Jones as of January 19, 1999.

     "Hazardous Material" shall have the meaning set forth in Section 2.27 hereof.

     "Hazardous Waste" shall have the meaning set forth in Section 2.27 hereof.

     "Indemnification Cut-Off Date" shall have the meaning set forth in Section
9.2 hereof.

     "Initial Payment" shall have the meaning set forth in Section 1.2 hereof.

     "Intellectual Property" shall have the meaning set forth in Section 2.16 hereof.

     "Interim Balance Sheet" shall have the meaning set forth in Section 2.8 hereof.

     "Interim Financial Statements" shall have the meaning set forth in Section
2.8 hereof.

     "IRS" shall have the meaning set forth in Section 2.9 hereof.

     "Leased Real Property" shall have the meaning set forth in Section 2.7 hereof.

     "Liens" shall have the meaning set forth in Section 2.3 hereof.

     "Loss Sharing Termination Date" shall have the meaning set forth in Section
9.5 hereof.

     "Maintains" shall have the meaning set forth in Section 2.26 hereof.

     "Material Adverse Effect" shall have the meaning set forth in Section 2.4 hereof.

     "MS Losses" shall have the meaning set forth in Section 9.5 hereof.

     "Maximum Indemnification" shall have the meaning set forth in Section 9.2 hereof.

     "Multiemployer Plan" shall have the meaning set forth in Section 2.26 hereof.

     "Permitted Encumbrances" shall include the following:

     (i) easements, covenants, restrictions and similar encumbrances that do not and could not materially interfere with the use of the Real Property as currently used and improved;

     (ii) minor encroachments that do not and could not materially adversely affect the value or use of the Real Property as currently used and improved and that could be removed without material cost; and

     (iii) liens for Taxes (as defined below) not yet due and payable or delinquent or being contested in good faith by appropriate means and statutory liens arising in the ordinary course of business by operation of law that are not yet due or delinquent

     "Principal" shall have the meaning set forth in Section 2.12.

     "Prohibited transaction" shall have the meaning set forth in Section 2.26 hereof.

     "Purchase Price" shall have the meaning set forth in Section 1.1 hereof.

     "Real Property" shall have the meaning set forth in Section 2.7 hereof.

     "Reportable event" shall have the meaning set forth in Section 2.26 hereof.

     "Severance Pay" shall have the meaning set forth in Section 2.29 hereof.

     "Stockholder" and "Stockholders" shall have the meaning set forth in the Recitals hereto.

     "Stockholder Indemnified Party" and "Stockholder Indemnified Parties" shall have the meaning set forth in Section 9.3 hereof.

     "Stockholders' Representative" shall have the meaning set forth in Section
1.4 hereof.

     "Subordinated Promissory Notes" shall have the meaning set forth in Section
1.2 hereof

     "Subsidiary" and "Subsidiaries" shall have the meaning set forth in Section
2.4 hereof.

     "Taxes" shall have the meaning set forth in Section 2.9 hereof.

     "Tax Returns" shall have the meaning set forth in Section 2.9 hereof.

     "Threshold Amount" shall have the meaning set forth in Section 9.2 hereof.

     "Total Consideration" shall have the meaning set forth in Section 1.2 hereof.

     "Transaction Documents" shall have the meaning set forth in Section 2.6 hereof.

     "Unfunded benefit liabilities" shall have the meaning set forth in Section
2.26 hereof.

SECTION 11.  MISCELLANEOUS.
---------------------------

      11.1 Fees and Expenses.
           -----------------

          (a) Buyer, on one hand, and the Stockholders on the other, shall pay all of its or their respective fees, expenses and costs incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby and none of such fees, expenses or costs incurred by or on behalf of the Stockholders shall be paid by the Company; provided however, that the Company shall pay the fees and expenses of attorneys and accountants for the Stockholders incurred in connection with the transactions contemplated hereby up to a maximum aggregate amount of $35,000.

          (b) The Stockholders will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Company Shares to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company or any Subsidiary.

      11.2 Governing Law.  This Agreement shall be construed under and governed
           -------------
by the internal laws of the State of Ohio without regard to its conflict of laws provisions.

      11.3 Notices.  Any notice, request, demand or other communication required
           -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                     Merkert American Corporation
--------                      500 Turnpike Street
                              Canton, MA 02021
                              Attn: Chief Executive Officer

With a copy to:               Goodwin, Procter & Hoar  LLP
                              Exchange Place
                              Boston, MA  02109
                              Attn.: Stuart M. Cable, P.C.

TO COMPANY:                   The Sell Group - Cincinnati, Inc.
----------                    11243 Cornell Park Drive
                              Cincinnati, OH 45242
                              Attn: Mr. Richard F. Von Hoene

With a copy to:               Keating, Muething & Klekamp
                              1800 Provident Tower
                              One East Fourth Street
                              Cincinnati, OH 45202 10019
                              Attn: Joseph Rouse, Esq.

TO ANY STOCKHOLDER:           The Sell Group - Cincinnati, Inc.
------------------            11243 Cornell Park Drive
                              Cincinnati, OH 45242
                              Attn: Mr. Richard F. Von Hoene

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

      11.4 Entire Agreement.  This Agreement, including the Schedules and
           ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

      11.5 Assignability; Binding Effect.  This Agreement shall only be
           -----------------------------
assignable by Buyer to a corporation, partnership or other entity controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholders. This Agreement may not be assigned by the Stockholders or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      11.6 Captions and Gender.  The captions in this Agreement are for
           -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

      11.7 Execution in Counterparts.  For the convenience of the parties and to
           -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      11.8 Amendments.  This Agreement may not be amended or modified, nor may
           ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

      11.9 Publicity and Disclosures.  No press releases or public disclosure,
           -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

      11.10 Dispute Resolution; Consent to Jurisdiction.
            -------------------------------------------

          (a) Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

          (b) Any such arbitration shall be conducted in accordance with the following:

               (i) The arbitrator shall be authorized, but not required, to award to the prevailing party the costs of arbitration, including the reasonable fees and expenses of attorneys and accountants.

               (ii) The arbitrator shall not be authorized or empowered to award damages in excess of compensatory damages.

               (iii) The arbitrator shall enforce the following agreed upon procedures: (A) mandatory exchange of all relevant documents to be accomplished within 30 days of the initiation of the arbitration procedure;
     (B) hearings before the arbitrator shall be limited to a summary presentation by each party not to exceed three hours for each party; (C) all hearings shall have concluded not more than 60 days after the initiation of the arbitration procedure; and (D) the arbitrator's decision shall be rendered not more than 10 days after the conclusion of such hearings.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11.10 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

          (d) Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of the any state or federal court sitting in St. Louis, Missouri for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party hereto may at its option bring
              --------  -------
suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

      11.11 Consent to Jurisdiction.  Each of the parties hereby consents to
            -----------------------
personal jurisdiction, service of process and venue in the federal or state courts sitting in St. Louis, Missouri for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

      11.12 Specific Performance.  The parties agree that it would be difficult
            --------------------
to measure damages which might result from a breach of this Agreement by the Company or the Stockholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company or the Stockholders, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.

      11.13 No Third-Party Beneficiaries.  This Agreement is intended solely for
            ----------------------------
the benefit of the parties hereto. Neither this Agreement nor any of the transactions contemplated hereby shall be deemed to create or enlarge any rights in any party not a party hereto.

      11.14 Severability.  The parties agree that, in the event that any
            ------------
provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to be contrary to law, the provision in question shall be construed so as to be lawful and the remaining provisions of this Agreement shall remain in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.


                              MERKERT AMERICAN CORPORATION


                              By: /s/ Marty D. Carter
                                  ---------------------------------
                              Name:   Marty D. Carter
                              Title:  Vice President of Acquisitions

                              SELL, INC.

                              By: /s/ Richard F. Von Hoene
                                  ----------------------------------------
                              Name:   Richard F. Von Hoene
                              Title:  Chairman/CEO


                              STOCKHOLDERS:
                              ------------



                              /s/ Richard F. Von Hoene
                              ----------------------------------------
                              Richard F. Von Hoene



                              /s/ R. Wayne Nally
                              --------------------------------------------
                              R. Wayne Nally


                              /s/ William Bates
                              ----------------------------------------------
                              William Bates